Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	October 20, 2006 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, GA., October 20, 2006 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $2,622,000 for the third quarter of 2006, up 16.48 percent from third quarter 2005 net income of $2,251,000. Diluted earnings per share for the third quarter of 2006 were $0.36 per share compared to $0.31 per share for the same year ago period or an increase of 16.13 percent. Annualized return on assets for the quarter was 0.90 percent and return on equity was 14.45 percent, compared to 0.87 percent and 13.60 percent for the same year ago period, respectively. Net interest margin increased to 3.93 percent for third quarter 2006 compared to 3.82 percent for the same year ago period.

Net income for the nine months ended September 30, 2006 was $7,541,000 or $1.05 per share as compared to $6,672,000, or $0.93 per share for the same year ago period. Earnings per share reflect an increase of 12.90 percent from a year ago. Annualized return on assets for the nine months ended September 30, 2006 was 0.88 percent and return on equity was 14.22 percent, compared to 0.88 percent and 13.83 percent for the nine months ended September 30, 2005, respectively. Net interest margin increased to 3.89 percent for the nine months ended September 30, 2006 compared to 3.82 percent for the same year ago period.

Total assets increased 11.58 percent to $1,186,382,000 on September 30, 2006 from $1,063,211,000 a year ago. Net loans increased 11.41 percent to $926,332,000 on September 30, 2006 from $831,493,000 a year ago. Total deposits increased 12.83 percent to $1,016,327,000 on September 30, 2006 from $900,731,000 a year ago. Shareholders’ equity on September 30, 2006 was $74,352,000 and equaled 6.27 percent of total assets.

The company’s focus on credit quality resulted in an outstanding quarter as the ratio of non-performing assets to loans and other real estate on September 30, 2006 was 0.84 percent as compared to 1.40 percent on September 30, 2005 and 1.25 percent on December 31, 2005. The third quarter 2006 provision for loan losses were $1,021,000 compared to $869,000 for the same period in 2005, while year to date 2006 provision for loan losses were $2,990,000 compared to $2,702,000 for the same year ago period. Net charge-offs for third quarter 2006 and 2005 were 0.04 percent of average loans, while net charge-offs for the nine months ended September 30, 2006 were 0.14 percent, down from 0.25 percent for the same year ago period. The loan loss reserve of $12,308,000 on September 30, 2006 was 1.31 percent of total loans, which provided coverage of 167.11 percent of non-performing loans and 155.46 percent of non-performing assets, compared to 116.50 percent and 90.00 percent on September 30, 2005, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.0825 per share compared to $0.08 per share in the second quarter of 2006 and to the cash dividend of $0.072 per share in the third quarter of 2005. The third quarter dividend payment represents an increase of 14.58 percent over the dividend payment in third quarter 2005.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	09/30/06	09/30/05	09/30/06	09/30/05
EARNINGS SUMMARY
Net Interest Income	$10,794	$9,266	$31,407	$27,363
Provision for Loan Losses	1,021	869	2,990	2,702
Non-interest Income	1,898	1,533	5,524	4,634
Non-interest Expense	7,680	6,491	22,366	19,067
Income Taxes	1,369	1,188	4,034	3,556
Net Income	2,622	2,251	7,541	6,672
Operating Income	2,622	2,251	7,541	6,672

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	09/30/06	09/30/05	09/30/06	09/30/05
PER SHARE SUMMARY (2)
Common Shares Outstanding	7,190,187	7,181,320	7,190,187	7,181,320
Weighted Average Diluted Shares	7,181,894	7,171,622	7,177,042	7,173,602
Net Income Per Weighted Average Diluted Shares	$0.36	$0.31	$1.05	$0.93
Operating Income Per Weighted Average Diluted Shares	$0.36	$0.31	$1.05	$0.93
Dividends Declared Per Share	$0.0825	$0.072	$0.24	$0.21

	QUARTER ENDED		YEAR-TO-DATE
	09/30/06	09/30/05	09/30/06	09/30/05
OPERATING RATIOS (1)
Net Interest Margin (a)	3.93%	3.82%	3.89%	3.82%
Return on Average Assets Based on Net Income	0.90%	0.87%	0.88%	0.88%
Return on Average Assets Based on Operating Income	0.90%	0.87%	0.88%	0.88%
Return on Average Equity Based on Net Income	14.45%	13.60%	14.22%	13.83%
Return on Average Equity Based on Operating Income	14.45%	13.60%	14.22%	13.83%
Efficiency (b)	60.17%	59.78%	60.26%	59.28%

	QUARTER ENDED
	09/30/06	09/30/05
ENDING BALANCES (2)
Total Assets	$1,186,382	$1,063,211
Loans, Net of Reserves	926,332	831,493
Allowance for Loan Losses	12,308	10,663
Goodwill	2,412	2,412
Intangible Assets	448	545
Deposits	1,016,327	900,731
Stockholders’ Equity	74,352	66,893
Book Value Per Share	$10.34	$9.31
Tangible Book Value Per Share	$9.94	$8.90
Shareholders’ Equity to Total Assets	6.27%	6.29%

(1)	Annualized.
(2)	All Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.
(a)	Computed using fully taxable-equivalent net income.
(b)	Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	09/30/06	09/30/05	09/30/06	09/30/05
AVERAGE BALANCES
Total Assets	$1,164,579	$1,033,371	$1,145,853	$1,013,793
Loans, Net of Reserves	912,300	819,698	890,616	798,335
Deposits	1,002,788	872,363	976,570	859,068
Stockholders’ Equity	72,592	66,219	70,705	64,323

	QUARTER ENDED		YEAR-TO-DATE
	09/30/06	09/30/05	09/30/06	09/30/05
ASSET QUALITY
Nonperforming Loans	$7,365	$9,153	$7,365	$9,153
Nonperforming Assets	7,917	11,848	7,917	11,848
Net Loan Chg-offs (Recoveries)	371	325	1,444	2,051
Reserve for Loan Loss to Gross Loans	1.31%	1.27%	1.31%	1.27%
Reserve for Loan Loss to Non- performing Loans	167.11%	116.50%	167.11%	116.50%
Reserve for Loan Loss to Non- performing Assets	155.46%	90.00%	155.46%	90.00%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.04%	0.04%	0.14%	0.25%
Nonperforming Loans to Gross Loans	0.78%	1.09%	0.78%	1.09%
Nonperforming Assets to Total Assets	0.67%	1.11%	0.67%	1.11%
Nonperforming Assets to Loans and Other Real Estate	0.84%	1.40%	0.84%	1.40%

Quarterly Comparative Data (in thousands, except per share data)

	3Q2006	2Q2006	1Q2006	4Q2005	3Q2005
Assets	$1,186,382	$1,169,161	$1,145,186	$1,108,338	$1,063,211
Loans	926,332	900,781	881,897	848,053	831,493
Deposits	1,016,327	1,005,086	974,672	944,365	900,731
Equity	74,352	71,051	69,625	68,128	66,893
Net Income	2,622	2,610	2,309	2,305	2,251
Net Income Per Share (1)	0.36	0.36	0.32	0.32	0.31
Dividends Declared Per Share (1)	0.0825	0.08	0.0775	0.075	0.072

	3Q2006	2Q2006	1Q2006	4Q2005	3Q2005
Key Performance Ratios
Return on Assets	0.90%	0.90%	0.83%	0.84%	0.87%
Return on Equity	14.45%	14.80%	13.39%	13.64%	13.60%
Equity/Assets	6.27%	6.08%	6.08%	6.15%	6.29%
Net Interest Margin	3.93%	3.95%	3.80%	3.79%	3.82%

(1)	All per share data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	Sept 30, 2006	Sept 30, 2005
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$23,254	$23,064
Federal Funds Sold	35,577	43,204

	58,831	66,268

Interest-Bearing Deposits	3,156	4,233

Investment Securities
Available for Sale, at Fair Value	140,010	107,910
Held for Maturity, at Cost (Fair Value of $78 and $80 as of Sept. 30, 2006 and Sept. 30, 2005, Respectively)	78	80

	140,088	107,990

Federal Home Loan Bank Stock, at Cost	5,222	5,102

Loans	939,139	842,354
Allowance for Loan Losses	(12,308)	(10,663)
Unearned Interest and Fees	(499)	(198)

	926,332	831,493

Premises and Equipment	27,558	24,461

Other Real Estate	552	2,695

Goodwill	2,412	2,412

Other Intangible Assets	448	545

Other Assets	21,783	18,012

Total Assets	$1,186,382	$1,063,211

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$72,033	$66,381
Interest-Bearing	944,294	834,350

	1,016,327	900,731

Borrowed Money
Subordinated Debentures	24,229	19,074
Other Borrowed Money	63,500	70,781

	87,729	89,855

Other Liabilities	7,974	5,732

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 7,190,187 and 7,181,320 Shares as of Sept. 30, 2006 and Sept. 30, 2005, Respectively	7,190	7,181
Paid in Capital	24,202	24,000
Retained Earnings	44,417	36,834
Restricted Stock- Unearned Compensation	(346)	(358)
Accumulated Other Comprehensive Loss, Net of Tax	(1,111)	(764)

	74,352	66,893

Total Liabilities and Stockholders’ Equity	$1,186,382	$1,063,211

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Three Months Ended
	09/30/06	09/30/05	09/30/06	09/30/05
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$19,665	$15,065	$55,070	$42,179
Federal Funds Sold	462	241	1,458	669
Deposits with Other Banks	38	23	92	57
Investment Securities
U. S. Government Agencies	1,370	782	3,716	2,420
State, County and Municipal	95	60	274	178
Corporate Obligations	43	36	116	102
Dividends on Other Investments	75	55	203	136

	21,748	16,262	60,929	45,741

Interest Expense
Deposits	9,762	5,984	25,938	15,531
Federal Funds Purchased	12	8	28	15
Borrowed Money	1,180	1,004	3,556	2,832

	10,954	6,996	29,522	18,378

Net Interest Income	10,794	9,266	31,407	27,363
Provision for Loan Losses	1,021	869	2,990	2,702

Net Interest Income After Provision for Loan Losses	9,773	8,397	28,417	24,661

Noninterest Income
Service Charges on Deposits	1,193	1,077	3,380	3,057
Other Service Charges, Commissions and Fees	207	186	625	539
Mortgage Fee Income	180	146	516	379
Other	318	124	1,003	659

	1,898	1,533	5,524	4,634

Noninterest Expense
Salaries and Employee Benefits	4,350	3,580	12,676	10,454
Occupancy and Equipment	1,047	994	3,035	2,819
Other	2,283	1,917	6,655	5,794

	7,680	6,491	22,366	19,067

Income Before Income Taxes	3,991	3,439	11,575	10,228
Income Taxes	1,369	1,188	4,034	3,556

Net Income	$2,622	$2,251	$7,541	$6,672

Net Income Per Share of Common Stock
Basic	$0.36	$0.32	$1.05	$0.93

Diluted	$0.36	$0.31	$1.05	$0.93

Weighted Average Basic Shares Outstanding	7,181,894	7,143,741	7,176,186	7,143,741

Weighted Average Diluted Shares Outstanding	7,181,894	7,171,622	7,177,042	7,173,602

Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.